Exhibit 3.1

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

ALLIQUA BIOMEDICAL, INC.

Alliqua BioMedical, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify that:

1.            The original Certificate of Incorporation of this Corporation was filed with the Secretary of State of Delaware on April 15, 2014 (the “Certificate of Incorporation”).

2.            Resolutions were duly adopted by the Board of Directors of the Corporation setting forth this proposed Amendment to the Certificate of Incorporation and declaring said amendment to be advisable and calling for the consideration and approval thereof at a meeting of the stockholders of the Corporation.

3.            The Certificate of Incorporation is hereby amended by deleting the first paragraph of ARTICLE FOURTH in its entirety and inserting the following in lieu thereof:

“FOURTH: A. The total number of shares of all classes of stock which the Corporation shall have authority to issue is 96,000,000, consisting of 95,000,000 shares of Common Stock, par value $0.001 per share (the “Common Stock”), and 1,000,000 shares of Preferred Stock, par value $0.001 per share (the “Preferred Stock”).”

4.            Pursuant to the resolution of the Board of Directors, a meeting of the stockholders of the Company was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the foregoing amendment.

5.            The foregoing amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

[SIGNATURE PAGE FOLLOWS]

[SIGNATURE PAGE TO CERTIFICATE OF AMENDMENT]

IN WITNESS WHEREOF, Alliqua BioMedical, Inc., has caused this Certificate to be executed by its duly authorized officer on this 6th day of May, 2016.

ALLIQUA BIOMEDICAL, INC.

By: /s/ David I. Johnson
David I. Johnson
President and CEO